UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2011

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Akmerkez B Blok Kat 5-6 Nisbetiye Caddesi 34330 Etiler, Istanbul, Turkey		None
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +90 212 317 25 00

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2011, TransAtlantic Petroleum Ltd. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with each of Bob G. Alexander, Brian E. Bayley, Alan C. Moon, Mel G. Riggs, Michael D. Winn, N. Malone Mitchell, 3rd, Gary T. Mize, Scott C. Larsen, Jonathan J. Grider and Jeffrey S. Mecom (each, an “Indemnitee”).

The Indemnification Agreement provides that the Company will indemnify each Indemnitee in the event that the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a proceeding by reason of (or arising in part out of) any event or occurrence related to the fact that the Indemnitee is or was serving as a member of the Company’s Board of Directors (including as a member of any committee of the Board of Directors) and/or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnifiable Event”).

The Indemnification Agreement provides that, to the fullest extent permitted by the Bermuda Companies Act 1981 or other applicable law, the Company shall indemnify and hold harmless the Indemnitee against any and all expenses of such proceeding as soon as practicable but in any event no later than: (a) in the case of an initial request for indemnification in connection with a proceeding, five days after a determination has been made, or is deemed to have been made, that the Indemnitee is entitled to indemnification, and (b) in the case of a written request for indemnification in connection with a proceeding for which a determination has been made that the Indemnitee is entitled to indemnification, five days after such written request.

The Indemnification Agreement provides that the Indemnitee shall be advanced expenses within five days after any request for such advancement, to the fullest extent permitted, or not prohibited by the Bermuda Companies Act 1981 or other applicable law; provided that the Indemnitee provides to the Company all affirmations, acknowledgements, representations and undertakings that may be required of the Indemnitee by the Bermuda Companies Act 1981 or other applicable law. In the event that the Indemnitee seeks indemnification or the advancement of expenses, the Indemnification Agreement sets forth procedures to obtain such indemnification or advancement.

The Indemnification Agreement is effective until and terminates upon the later of: (a) the sixth anniversary after the Indemnitee ceases to be a member of the Company’s Board of Directors or an officer of the Company or otherwise holds a position that could give rise to an Indemnifiable Event or (b) the final termination or resolution of all proceedings with respect to which the Company is indemnifying the Indemnitee that are commenced prior to such six-year anniversary. The indemnification rights provided for in the Indemnification Agreement are in addition to any rights to indemnification that the Indemnitee may be entitled to under applicable law, the Company’s articles of incorporation, the Company’s Bye-Laws, any agreement, insurance or arrangement, any vote of the shareholders, any resolution of the directors, or otherwise.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2011

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Indemnification Agreement